Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-139610, 333-143155, 333-155426, 333-165342, 333-179907, 333-187087, and 333-194331) of Tesco Corporation of our report dated March 4, 2014, except for Note 2, (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company’s 2014 Annual Report on Form 10-K, as to which the date is March 31, 2015.

/s/ PricewaterhouseCoopers LLP
Houston, TX
March 4, 2016